9661 South 700 East	Avenida Arce y Montevideo	Jaimes Freire, 4 Norte
Salt Lake City, Utah 84070	Edificio Montevideo, Piso 4, Of. 1	Calle Las Jardineras #16
USA	La Paz, Bolivia	Santa Cruz de la Sierra, Bolivia
(801) 619-9320 Office	(591-2) 244-4140 Oficina	(591-3)312-1148 Oficina
(801) 619-1747 Fax	(591-2) 215-5533 Fax	(591-3)312-1149 Fax
info@geii.com	info@geii.com	info@geii.com

FOR IMMEDIATE RELEASE

Golden Eagle’s CEO Interviewed About Rio Mojos Gold
Project by Wall Street Reporter Magazine and Website

        SALT LAKE CITY, UTAH—(BUSINESS WIRE) — January 5, 2006 — Golden Eagle International, Inc. (MYNG, OTCBB) announced today that its CEO, Terry C. Turner, was interviewed by Wall Street Reporter Magazine and Web Site regarding the Company’s new Rio Mojos gold project. The streaming audio of the interview is available at: www.WallStreetReporter.com or www.WallStreetReporter.com/profile.php?id=15503. The Wall Street Reporter website averages 4.5 million hits per month by institutional and individual investors, and its magazine has a monthly circulation of over 80,000.

        Golden Eagle International, Inc. is a gold and copper exploration and mining company located in Salt Lake City, Utah; and La Paz and Santa Cruz, Bolivia. The Company is currently focusing its efforts on developing its mining rights on its Buen Futuro gold and copper project within its 136,500 acres (213 square miles) in Eastern Bolivia’s Precambrian Shield, and beginning its final feasibility work on its Rio Mojos gold project in Western Bolivia.

        Golden Eagle recommends that you review its disclosures, risk statements, previous press releases, annual reports, quarterly reports and current reports found at its website: www.geii.com.

CONTACT: Sabrina Martinez (801) 619-9320

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISKS

        The statements in this press release, and in the our CEO’s responses in his interview with WallStreetReporter.com, are forward-looking statements and are based on an assumed set of economic conditions and courses of action, including: (a) Golden Eagle’s ability to obtain the necessary financing on reasonable terms; (b) estimates of mineral reserves and future production levels; (c) expectations regarding estimated mine production costs, expected trends in mineral prices, and statements that describe Golden Eagle’s future plans, objectives or goals; and (d) other risk factors and matters disclosed in Golden Eagle’s Securities and Exchange Commission (“SEC”) filings which may be accessed at www.sec.gov. There is a significant risk that actual material results will vary from projected results depending on such factors as changes in general economic conditions and financial markets, changes in gold and copper prices, technological and operational hazards in Golden Eagle’s mining and mine development activities, uncertainties inherent in the calculation of mineral reserves, mineral resources and metal recoveries, the timing and availability of financing, governmental and other approvals and other risk factors listed from time-to-time in Golden Eagle’s Form 10-K and its other reports filed with the SEC. Golden Eagle did not pay any compensation for this interview or its posting. Any mention of our financing efforts in our CEO’s interview should not be construed as a solicitation of financing, but rather were a discussion of ongoing debt financing efforts that have previously been disclosed. The Rio Mojos gold project, as well as our other exploration and mining projects in Bolivia, described in our CEO’s responses in his interview with the WallStreetReporter.com should not be construed by any means as an indication of the present or future value of the Company or its common stock. Additionally, our plans with respect to the Rio Mojos gold project, the Buen Futuro gold and copper project or the Tipuani Valley gold project, should not be construed by any means as an indication of whether we will ever conduct successful mining operations in connection with those projects. Golden Eagle disclaims any responsibility to update forward-looking statements made herein.

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